UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2008 (May 13, 2008)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regus House, Herons Way, Chester Business Park
Chester, UK CH4 9QR
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 489 3138

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, the Compensation Committee of the Board of Directors of Aftersoft Group, Inc. (the “Company”) approved restricted stock awards of an aggregate of 2,985,000 shares of its common stock to certain officers, directors and employees in respect of services previously rendered. Of these, an aggregate of 825,000 restricted shares were granted to Charles F. Trapp, Dwight Mamanteo, Marcus Wohlrab and Frederick Wasserman.

The following table summarizes the pertinent terms of the restricted stock awards.

Name and Title	Grant Date	Restricted Stock Awards	Grant Date Fair Value per Share	Vesting Schedule
Charles F. Trapp, CFO and VP Finance	05/13/08	750,000	$0.10	(1)
Dwight Mamanteo, Director	05/13/08	25,000	$0.10	(1)
Marcus Wohlrab, Director	05/13/08	25,000	$0.10	(1)
Frederick Wasserman, Director	05/13/08	25,000	$0.10	(1)

(1)
The shares vest as follows: 34% of such shares vested immediately on the date of grant. The remaining 66% of the shares will vest in three equal installments on each of the first, second and third anniversaries of the grant date.

The shares were not issued pursuant to any existing compensation plan.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 16, 2008		Aftersoft Group, Inc.

	By:	/s/ Ian Warwick
Name: Ian Warwick
Title: Chief Executive Officer